Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA SIGNS AGREEMENT WITH LEADING JAPANESE PHARMACEUTICAL COMPANY FOR CATHETER BIOTHERAPEUTIC DELIVERY PRODUCT CANDIDATES

SAN CARLOS, Calif. – February 23, 2021 – BioCardia®, Inc. [Nasdaq: BCDA] today announced that it has entered into an agreement with a leading Japanese pharmaceutical company related to BioCardia Helix catheter biotherapeutic delivery product candidates. Under the terms of the agreement, BioCardia will receive a $500,000 up-front payment, a portion of which is creditable for biotherapeutic delivery products and support services. The agreement has a one-year term with an option to negotiate for a non-exclusive world-wide license to BioCardia Helix catheter biotherapeutic delivery product candidates for certain cell types for cardiac indications.

“Our collaboration with this leading Japanese pharmaceutical company further validates our core Helix biotherapeutic delivery technology as the leading delivery platform for local cell, gene and protein-based therapy to the heart.  To our knowledge, the Helix system is currently the only intra-myocardial delivery system in clinical use worldwide.  We are grateful for the additional recognition of the Helix system’s potential to enable the successful development of others’ therapies,” said BioCardia CEO Peter Altman, Ph.D. “Recent publications have demonstrated our Helix delivery platform is the most efficient(1), and has the best clinical performance(2).  These Helix system advantages are believed to underlie our recently reported CardiAMP™ cell therapy clinical results in heart failure (3). We look forward to bringing all of our experience and delivery technologies to bear to help advance this partner’s important therapeutic development efforts.”

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and respiratory disease. CardiAMP autologous and Neurokinin-1 Receptor Positive allogenic cell therapies are the Company’s biotherapeutic platforms in clinical development. The Company's products include the Helix Biotherapeutic Delivery System and its steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix system and clinical support for their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia, and acute myocardial infarction. For more information, visit www.BioCardia.com.

Forward Looking Statements:
This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements reflect our view as of the time such statement is made and are not guarantees of future performance or developments. Actual results and events may differ materially from information contained in the forward-looking statements. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

1.	Mitsutake Y, Pyun WB, Rouy D, et al. Improvement of local cell delivery using Helix transendocardial delivery catheter in a porcine heart. Int Heart J. (2017).

2.	Raval AN, Pepine CJ. Clinical safety profile of transendocardial catheter injection systems: A plea for uniform reporting. Cardiovascular Revascularization Medicine (2020).

3.

Raval AN, Johnston PV, Duckers HJ, et al. Point of care, bone marrow mononuclear cell therapy in ischemic heart failure patients personalized for cell potency: 12-month feasibility results from CardiAMP heart failure roll-in cohort, Int J. Cardiology (2020).

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INVESTOR CONTACT:
David McClung, Chief Financial Officer
investors@BioCardia.com
(650) 226-0120

MEDIA CONTACT:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com
(310) 545-6654